Exhibit 11.0

                      PULASKI BANCORP, INC. AND SUBSIDIARY
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                                          Three Months Ended
                                                            March 31, 2001
                                                         ----------------------

Net income                                                     $ 307,969

Weighted average shares outstanding - basic and diluted        1,903,295

Basic and diluted earnings per share                              $ 0.16




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